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                                                                    EXHIBIT 24.1

                              SCHLUMBERGER LIMITED

                               POWERS OF ATTORNEY

        The undersigned Director or Officer, or both, of Schlumberger Limited, a Netherlands Antilles corporation (the "Corporation"), hereby constitutes and appoints David S. Browning, James L. Gunderson and Arthur Lindenauer, severally, the true and lawful Attorney-in-Fact and Agent of the undersigned, with full power of substitution and revocation, to execute and file from time to time on behalf of the undersigned:

        (i) a Registration Statement on Form S-3 (or such other Form as may be required) to be filed with the Securities and Exchange Commission ("SEC") covering the shares of Common Stock of the Corporation to be issued to shareholders of Interactive Video Systems, Inc., a Massachusetts corporation ("IVS"), upon consummation of the proposed merger (the "Merger") of IVS with and into Schlumberger Technology Corporation, a wholly-owned subsidiary of the Corporation ("STC"), as contemplated by the Agreement and Plan of Merger dated as of October 3, 1997 among IVS, STC and certain shareholders of IVS;

        (ii) a Registration Statement on Form S-8 (or such other Form as may be required) to be filed with the SEC covering the shares of Common Stock of the Corporation deliverable upon exercise of the IVS stock options to be assumed by the Corporation upon consummation of the Merger; and

        (iii) any and all amendments and post-effective amendments to such Registration Statements as may be required, and to take any and all such action for and in the name, place and stead of the undersigned as may be necessary or desirable in connection with any such Registration Statements or any amendments thereto, including the making of any representation as may be required.

/s/ D. E. Baird                          /s/ D. Primat
--------------------------------         --------------------------------
D. E. Baird                              D. Primat

/s/ D. E. Ackerman                       /s/ N. Seydoux
--------------------------------         --------------------------------
D. E. Ackerman                           N. Seydoux

/s/ J. Deutch                            /s/ L. Stuntz
--------------------------------         --------------------------------
J. Deutch                                L. Stuntz

/s/ D.Henderson                          /s/ S. Ullring
--------------------------------         --------------------------------
D. Henderson                             S. Ullring

/s/ A. Levy-Lang                         /s/ Y. Wakumoto
--------------------------------         --------------------------------
A. Levy-Lang                             Y. Wakumoto

/s/ W. T. McCormick
--------------------------------
W. T. McCormick

Date:  October 22, 1997